UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 10, 2024

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 200

Annapolis, Maryland 21401

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (410) 571-9860

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 10, 2024, HA Sustainable Infrastructure Capital, Inc. (the “Company”), as successor borrower and its indirect subsidiaries as original borrowers, entered into an amendment (the “Amendment”) to the credit agreement (the “Credit Agreement”), dated as of April 12, 2024, for the Company’s $1.250 billion, 4-year unsecured CarbonCount®-based revolving credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”) as administrative agent, sole bookrunner and sustainability structuring agent, JPMorgan, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Keybank National Association, M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Truist Securities, Inc. as joint lead arrangers, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA as documentation agents and the lenders as defined in the Credit Agreement. As described in the Amendment (i) each of the original borrowers assigned its obligations under the Credit Agreement to the Company and (ii) the Company assumed all of the obligations of each of the original borrowers under the Credit Agreement and succeeded the original borrowers as borrower under the Credit Agreement. Pursuant to the Amendment, each of the original borrowers is released as a borrower, but will continue to guarantee the obligations of the Company under the Credit Agreement.

Copies of the Credit Agreement and the Amendment are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and the descriptions of the terms of the Credit Agreement and the Amendment in this Item 1.01 are qualified in their entirety by reference to such Exhibits, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Credit Agreement, dated as of April 12, 2024, by and among the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A. as administrative agent, sole bookrunner and sustainability structuring agent, JPMorgan, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Keybank National Association, M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Truist Securities, Inc. as joint lead arrangers, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA as documentation agents, and each lender from time to time party thereto (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-K (No.001-35877), filed on April 17, 2024).

1.2	Amendment No. 1 to Credit Agreement, dated as of September 10, 2024, by and among the Company, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A. as administrative agent, sole bookrunner, sustainability structuring agent and lender, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Keybank National Association, M&T Bank, Mizuho Bank, Ltd., Morgan Stanley Senior Funding, Inc., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation and Truist Securities, Inc. as joint lead arrangers and lenders, and Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA as documentation agents and lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: September 13 2024	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer